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                                                                 Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 25, 1996 included in the JMAR Industries, Inc. Form 10-K for the year ended December 31, 1995, and our report dated May 23, 1996 included in the JMAR Industries, Inc. Form 8-K/A dated August 2, 1996, and to all references to our firm included in this registration statement.



                                        ARTHUR ANDERSEN LLP


San Diego, California
August 8, 1996